Exhibit 10.1

AMENDMENT NO. 1

NEWPARK RESOURCES, INC.
2008 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Newpark Resources, Inc. (hereinafter referred to as the “Company”) has heretofore established the Newpark Resources, Inc. 2008 Employee Stock Purchase Plan (the “Plan”);

WHEREAS, capitalized terms not otherwise defined in this Amendment No. 1 shall have the same meaning as ascribed thereto in the Plan;

WHEREAS, the Company desires to amend the Plan to increase the maximum permissible discount at which Participants may purchase shares of Stock under the Plan from 5% to 15%;

WHEREAS, Section 10.1 of the Plan allows the Board to amend the Plan as herein provided, subject to the approval of the stockholders of the Company; and

WHEREAS, on June 6, 2013, the stockholders of the Company approved the following amendment to the Plan.

NOW, THEREFORE, the Plan is hereby amended effective as of June 6, 2013, and such amendment shall only apply to the Offering Periods beginning on or after June 6, 2013, as follows:

1.             Section 2.19 of the Plan is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

“2.19 “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a share of Stock for the Enrollment Date or for the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a share of Stock for the Enrollment Date or for the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article IX; and provided, further, that the Purchase Price shall not be less than the par value of a share of Stock.”

2.             Except as amended hereby, the Plan shall continue in full force and effect and the Plan and this Amendment No. 1 shall be construed as one instrument.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this 6th day of June, 2013.

ATTEST:	COMPANY

NEWPARK RESOURCES, INC.

/s/ Mark J. Airola	By:	/s/ Paul L. Howes
Mark J. Airola, Secretary	Name:	Paul L. Howes
	Title:	Chief Executive Officer